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                                                                 EXHIBIT 10(39)



                              Amendment to Harrah's

                            Entertainment, Inc. 1990

                       Restricted Stock Plan (the "Plan")

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      Harrah's Entertainment, Inc. (the "Company") hereby adopts this Amendment to the Plan effective October 29, 1998.



      1. The reference to "Section 4(e)" in the Amendment dated April 30, 1998, is corrected to "Section 5(e)."


      2.    Section 5(a) of the Plan is amended by changing "200" to "500".


      3. Section 5(e) of the Plan is amended by adding the following language at the end thereof:


            "Notwithstanding the above, the restricted shares of an employee who terminates employment with the Company or a Subsidiary and who, within 30 days, becomes employed ("JCC Employment") by Jazz Casino Company, L.L.C. or an affiliate or parent thereof ("JCC") will continue in force and continue to vest for such an individual while in JCC Employment. Termination of JCC Employment will be considered termination of employment under the Plan (unless the individual is re-employed by the Company or a Subsidiary within 30 days).

            Termination of the Company's or a Subsidiary's equity and management interests in the New Orleans casino property will also be considered termination of employment under the Plan, provided, however, the status of any invested restricted shares at that time as to any individual will be decided by the Company's Chief Executive Officer who will have discretion to accelerate vesting, allow vesting to continue, or deem the unvested shares to be forfeited as he or she deems appropriate."


      This Amendment was duly approved by the Human Resources Committee of the Board of Directors on October 29, 1998.





                        /s/ REBECCA W. BALLOU
                        -----------------------------------
                        Rebecca W. Ballou

                        Secretary of Harrah's Entertainment, Inc.